UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

Weatherford International public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Backstop Commitment Agreement

On July 1, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) and the commitment parties thereto (the “Commitment Parties”) entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”).

Pursuant to the terms of the Company’s prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and subject to approval by the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) in connection with confirmation of the Plan, the Company intends to offer (the “Rights Offering”) to holders of its existing unsecured notes, including the Commitment Parties, subscription rights to purchase new senior unsecured notes with a 5-year maturity in aggregate principal amount of $1,250,000,000 (the “2024 Notes”), upon the Company’s emergence from bankruptcy.

Subject to the terms and conditions contained in the Backstop Commitment Agreement, the Commitment Parties have committed to purchase any 2024 Notes that are not duly subscribed for pursuant to the Rights Offering at a price equal to $1,000 per $1,000 in principal amount of 2024 Notes purchased by such Commitment Party. As consideration for the commitment by the Commitment Parties, the Weatherford Parties made an aggregate payment in an amount equal to $62,500,000 in cash to the Commitment Parties. Subject to certain termination rights set forth in the Backstop Commitment Agreement, such payment is non-refundable, regardless of the principal amount of unsubscribed 2024 Notes (if any) purchased by the Commitment Parties.

The transactions contemplated by the Backstop Commitment Agreement are conditioned upon the satisfaction or waiver of customary conditions for transactions of this nature, including, without limitation, that (i) the Bankruptcy Court shall have approved the Rights Offering, (ii) the Bankruptcy Court shall have confirmed the Plan and (iii) the Rights Offering shall have been conducted, in all material respects, in accordance with the approval of the Bankruptcy Court, the Plan and the Backstop Commitment Agreement attached as an exhibit thereto.

The foregoing description of the Backstop Commitment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Backstop Commitment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Restructuring Support Agreement Amendment

As previously announced, on May 10, 2019, the Weatherford Parties entered into a Restructuring Support Agreement (the “RSA”) with certain of the holders of the Company’s outstanding unsecured notes (the “Noteholders”). On July 1, 2019, the Weatherford Parties and certain of the Noteholders entered into an amendment to the RSA (the “RSA Amendment”) which amends, among other things, the maximum consideration to be paid to Lazard Freres & Co. LLC, the Company’s financial advisor, and provides for the proceedings related to the Cases (as defined below) to be conducted in Bermuda.

The foregoing description of the RSA Amendment does not purport to be complete and is qualified in its entirety by the full text of the RSA Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Forbearance Agreements

On July 1, 2019, the Company and the lenders (the “Credit Agreement Lenders”) under the Credit Agreement (as defined below) entered into a forbearance agreement (the “Credit Agreement Forbearance Agreement”) with respect to certain defaults under the Credit Agreement.  Specifically, under the Credit Agreement Forbearance Agreement, the Credit Agreement Lenders agreed to forbear from exercising their rights and remedies available to them due to the Specified Defaults (as defined in the Credit Agreement Forbearance Agreement), including the right to accelerate any indebtedness, for a specified period of time. Under the terms of the Credit Agreement Forbearance Agreement, the Company will pay a fee for the ratable account of the Credit Agreement Lenders in an amount equal to 0.25% on the outstanding principal amount of the loans and total letter of credit exposure under the Credit Agreement, with such fee due and payable on the effective date of the Credit Agreement Forbearance Agreement. Additionally, (i) to the extent such entities are not currently guarantors under the Credit Agreement, all subsidiaries of the Company who will be guarantors under the DIP Facility (as defined below) will join as guarantors under the Credit Agreement and (ii) all U.S. and Canadian subsidiaries of the Company will grant a second lien security interest in favor of the Credit Agreement Lenders in the same assets that such U.S. and Canadian subsidiaries are pledging a first lien security interest in under the DIP Facility; provided that the aggregate amount of the guaranteed obligations to be secured under the Credit Agreement shall not exceed $100,000,000; and provided, further, that if the obligations under the Credit Agreement are not paid in full by November 30, 2019, such security interest of the Credit Agreement Lenders shall automatically transition from second liens to pari passu liens with the liens under the DIP Facility.

On July 1, 2019, the Company and the lenders (the “Term Loan Lenders”) under the Term Loan (as defined below) entered into a forbearance agreement (the “Term Loan Forbearance Agreement”) with respect to certain defaults under the Term Loan.  Specifically, under the Term Loan Forbearance Agreement, the Term Loan Lenders agreed to forbear from exercising their rights and remedies available to them due to the Specified Defaults (as defined in the Term Loan Forbearance Agreement), including the right to accelerate any indebtedness, for a specified period of time.

On July 1, 2019, the Company and the lenders (the “364-Day Lenders”) under the 364-Day Credit Agreement (as defined below) entered into a forbearance agreement (the “364-Day Forbearance Agreement”) with respect to certain defaults under the 364-Day Credit Agreement.  Specifically, under the 364-Day Forbearance Agreement, the 364-Day Lenders agreed to forbear from exercising their rights and remedies available to them due to the Specified Defaults (as defined in the 364-Day Forbearance Agreement), including the right to accelerate any indebtedness, for a specified period of time.

On July 1, 2019, the Weatherford Parties and three lenders (the “Swap Counterparties”) each party to a hedging agreement with Weatherford International Ltd. for the purpose of hedging foreign currency exposure incurred by the Weatherford Parties (each, a “Swap Agreement” and, collectively, the “Swap Agreements”) entered into a consent to swap agreement termination forbearance (the “Swap Forbearance Agreement”) with respect to certain defaults under the Swap Agreements. Specifically, under the Swap Forbearance Agreement, the Swap Counterparties agreed to forbear from exercising their rights and remedies available to them due to certain Events of Default and Termination Events (as defined in the Swap Agreements) for a specified period of time.

The foregoing descriptions of the Credit Agreement Forbearance Agreement, the Term Loan Forbearance Agreement, the 364-Day Forbearance Agreement and the Swap Forbearance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Credit Agreement Forbearance Agreement, the Term Loan Forbearance Agreement, the 364-Day Forbearance Agreement and the Swap Forbearance Agreement, copies of which are filed as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Item 1.03                                           Bankruptcy or Receivership.

On July 1, 2019, the Weatherford Parties commenced voluntary cases under the Bankruptcy Code in the Bankruptcy Court (the “Cases”) and filed the Plan with the Bankruptcy Court.

As previously disclosed, on June 28, 2019, the Company commenced a solicitation to seek acceptance of the Plan by certain of the Company’s creditors. The Company expects the solicitation period to end on August 1, 2019. Copies of the Plan, then in effect, and the disclosure statement related to the solicitation were furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 28, 2019.

The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Cases under the caption In re Weatherford International plc, et al. The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Plan and requested first day relief anticipate that vendors and other unsecured creditors who continue to work with the Company on existing terms will be paid in full and in the ordinary course of business. All existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

Additional information about the Cases may be obtained by visiting http://www.primeclerk.com/Weatherford or by calling 844-233-5155 (Toll Free) or 917-942-6392 (International).

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•                  Term Loan Agreement, dated May 4, 2016, by and among Weatherford International Ltd., Weatherford International plc, JPMorgan Chase Bank, N.A. and the lenders party thereto from time to time (as amended, supplemented or otherwise modified prior to the date hereof, the “Term Loan”)

•                  364-Day Revolving Credit Agreement, dated August 16, 2018, by and among Weatherford International Ltd., Weatherford International plc, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. as collateral agent, and the lenders party thereto from time to time (the “364-Day Credit Agreement”)

•                  Amended and Restated Credit Agreement, dated May 9, 2016, by and among Weatherford International Ltd., WOFS Assurance Limited, Weatherford International plc, by and among the other borrowers party thereto, JPMorgan Chase Bank, N.A. and the lenders party thereto from time to time (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”)

•                  5.125% Senior Notes due 2020, issued under that certain Indenture, dated as of October 1, 2003, by and among the Weatherford Parties and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, restated, modified, supplemented, or replaced from time to time (the “Bermuda Indenture”)

•                  5.875% Senior Notes due 2021, issued under the Bermuda Indenture

•                  7.75% Senior Notes due 2021, issued under the Bermuda Indenture

•                  4.50% Senior Notes due 2022, issued under the Bermuda Indenture

•                  8.25% Senior Notes due 2023, issued under the Bermuda Indenture

•                  9.875% Senior Notes due 2024, issued under the Bermuda Indenture

•                  9.875% Senior Notes due 2025, issued under that certain Indenture, dated as of June 18, 2007 by and among the Weatherford Parties and Deutsche Bank Trust Company Americas, as indenture trustee, as amended, restated, modified, supplemented, or replaced from time to time (the “Delaware Indenture”)

•                  6.50% Senior Notes due 2036, issued under the Bermuda Indenture

•                  6.80% Senior Notes due 2037, issued under the Delaware Indenture

•                  7.00% Senior Notes due 2038, issued under the Bermuda Indenture

•                  9.875% Senior Notes due 2039, issued under the Bermuda Indenture

•                  6.75% Senior Notes due 2040, issued under the Bermuda Indenture

•                  5.95% Senior Notes due 2042, issued under the Bermuda Indenture

The Debt Instruments provide that, as a result of the Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We have entered into amendments to the Change in Control Agreements that we previously entered into with our executive officers, including the named executive officers. The amendments will be effective as of the date of the Company’s emergence from bankruptcy and clarify certain provisions in light of the filing of the Cases, which will constitute a Change in Control under the agreements.  The definition of Good Reason triggered by a reduction in compensation and benefits was modified to specifically refer to a reduction in total annual target direct compensation, which is defined as the sum of annual base salary, annual short term incentive opportunity at target and annual long-term incentive opportunity at target, and for 2019 would include target short-term incentives paid under the Company’s 2019 Executive Bonus Plan and any cash retention award paid pursuant to the retention award letters entered into with the executive officers in 2019.  The amendments also provide that the amount of bonus used to determine severance, which is otherwise based on a three-year average of bonuses paid, will not include 2019 or any such amounts paid under the Company’s 2019 Executive Bonus Plan.  Finally, the amendments clarify that any prorated bonus paid under the Change in Control Agreement would be without duplication of any amounts paid under the Company’s 2019 Executive Bonus Plan.

Item 7.01                                           Regulation FD Disclosure.

In connection with the filing of the Cases, the Company issued a press release on July 1, 2019, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01                                           Other Events.

On July 1, 2019, the Company received commitments from lenders for a $1,750 million senior secured superpriority debtor-in-possession credit agreement with revolving loan and term loan facilities thereunder (the “DIP Facility”). Subject to approval by the Court, the proceeds of the DIP Facility will be used to repay amounts outstanding under the Term Loan and 364-Day Credit Agreement, to cash collateralize certain outstanding letters of credit, to pay fees and expenses in connection with the Cases and transactional and professional fees related thereto and for ordinary course working capital. The closing of the DIP Facility is contingent on the satisfaction of customary conditions, including receipt of an order by the Court approving the borrowings under the DIP Facility.

Certain statements in this Current Report on Form 8-K are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the SEC. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate the Plan in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Cases, the outcomes of court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Cases, which may interfere with the ability to confirm and consummate the Plan; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Cases and restrictions imposed by the applicable courts; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                           Exhibits

Exhibit Number	Exhibit Description

10.1	Backstop Commitment Agreement

10.2	RSA Amendment

10.3	Credit Agreement Forbearance Agreement

10.4	Term Loan Forbearance Agreement

10.5	364-Day Forbearance Agreement

10.6	Swap Agreement Forbearance Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: July 1, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary